SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: September 25, 2001

Group 1 Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6355	52-0852578

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4200 Parliament Place, Suite 600, Lanham, Maryland	20706-1844

(Address of principal executive offices)	(Zip Code)

(301) 918-0400

(Registrant’s telephone number, including area code)

Items 1-4.   Not Applicable.

Item 5.   Other Events.

     On September 19, 2001, the Executive Committee of the Board of Directors of Group 1 Software, Inc., a Delaware corporation (the “Company”), announced a program to repurchase up to $10 million of Group 1 common stock. The repurchases will be effected through open market purchases and/or privately negotiated transactions. Purchases will be made at such prices as the officers of the Company believe appropriate and in the best interest of the Company. Depending on market conditions and other factors, purchases may be commenced or suspended at any time without prior notice

Item 6.   Not Applicable.

Item 7.   Exhibits.

     (1)    Press release, September 19, 2001, issued by the Company.

Item 8.   Not Applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Software, Inc.

By /s/ Mark D. Funston Name: Mark D. Funston Title: Chief Financial Officer

Date: September 25, 2001

EXHIBIT INDEX

Exhibit No	Description

(1)	Press release, dated September 19, 2001, issued by the Company.